                                                                  EXHIBIT 99 (J)


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our report for Goldman Sachs Trust -- Domestic Equity Funds dated March 12, 1998 (and to all references to our firm) included in or made a part of the Post-Effective Amendment No. 49 and Amendment No. 51 to Registration Statement File Nos. 33-17619 and 811-5349, respectively.



                                        /s/ Arthur Andersen LLP
                                        ------------------------
                                        ARTHUR ANDERSEN LLP



Boston, Massachusetts
December 3, 1998